Exhibit 10.6.3

AMENDMENT

TO

SENIOR OFFICER CONFIDENTIALITY, NON-SOLICITATION,

NON-COMPETITION AND SEVERANCE AGREEMENT

AMENDMENT TO SENIOR OFFICER CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETITION AND SEVERANCE AGREEMENT (this “Amendment”), dated as of August 11, 2006, made among PAETEC Corp., a Delaware corporation, and its subsidiaries (collectively, the “Company”), and the Senior Officer of the Company set forth on the signature page hereof (“you”).

W I T N E S S E T H :

WHEREAS, the Company and you are parties to a Senior Officer Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of                      (as amended, the “Agreement”);

WHEREAS, among other matters, the Agreement provides for increased cash severance payments if you elect to voluntarily resign from the Company at any time during the first 90 days after the closing date of any change of control transaction specified in the Agreement (such provision, the “Change of Control Provision”);

WHEREAS, the Company and you wish for the Company to consummate a business combination transaction (the “Merger”) in which the Company and US LEC Corp. will become wholly-owned direct subsidiaries of a newly formed holding company, WC Acquisition Holdings Corp., the sole stockholders of which will be the holders of common stock of each of the Company and of US LEC Corp. immediately prior to the effective time of the Merger;

WHEREAS, the Merger will be consummated pursuant to an Agreement and Plan of Merger among the Company, US LEC Corp., WC Acquisition Holdings Corp. and two wholly-owned direct subsidiaries of WC Acquisition Holdings Corp., in substantially the form attached hereto as Exhibit A (as such agreement may be finalized and amended from time to time, the “Merger Agreement”); and

WHEREAS, the Company and you wish to amend the Agreement to clarify that the consummation of the Merger and the other transactions contemplated by the Merger Agreement will not constitute the consummation of a change of control transaction for purposes of the Change of Control Provision and to add certain provisions relating to Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1. Section 1 of the Agreement is hereby amended by adding the following text before the period at the end of the definition of “Good Reason” set forth therein: “; provided that, solely for purposes of clause (e) of this definition, the consummation of the transactions contemplated by the Agreement and Plan of Merger among the Company, US LEC Corp., WC Acquisition Holdings Corp., WC Acquisition Sub U Corp. and WC Acquisition Sub P Corp., in substantially the form attached hereto as Exhibit A, as the same may be finalized and subsequently amended from time to time, shall not be deemed to constitute a Change of Control Transaction”.

2. Amendment to Section 4. Section 4 of the Agreement is hereby amended by adding the following sentence as a new paragraph at the end of Section 4:

“Notwithstanding anything in this Agreement to the contrary, if you are a “key employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), payments under this Agreement shall not commence (or be made in the case of a lump sum payment) until six months following your separation from service to the extent necessary to avoid the imposition of the additional 20% tax under Section 409A (and, in the case of installment payments, the first payment shall include all installment payments required by this subsection that otherwise would have been made during such six month period).”

3. Assignment. From and after the Effective Time (as defined in the Merger Agreement), all rights and obligations of the Company under the Agreement, as amended by this Amendment, shall be deemed to be rights and obligations of WC Acquisition Holdings Corp., provided that WC Acquisition Holdings Corp. assumes such rights and obligations pursuant to the Merger Agreement or otherwise assumes such rights and obligations prior to such Effective Time.

4. Miscellaneous. This Amendment shall not constitute an amendment or modification of any provision of the Agreement not expressly referred to herein. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, all of which shall together constitute a single agreement.

5. Delivery by Facsimile and Electronic Means. This Amendment, to the extent signed and delivered by means of a facsimile machine, electronic mail or other electronic means, shall be treated in all manner and respects as an original instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto shall reexecute the original form of this Amendment and deliver such form to the other party.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW).

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph hereof.

THE COMPANY:

PAETEC CORP.

By:
Name:
Title:

YOU:

[NAME]